Exhibit 99.1

Cambium Learning Group Reports First Quarter 2017 Financial Results
Digital Segments Learning A-Z and ExploreLearning Record Double-Digit Top Line Growth

DALLAS, TX – May 4, 2017 – Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential, announced today financial results for its first quarter ended March 31, 2017.
“Cambium Learning Group delivered solid results in the first quarter, our seasonally lowest-volume quarter of the year,” said John Campbell, Chief Executive Officer. “Our 100% digital segments Learning A-Z and ExploreLearning recorded Bookings increases in the double digits, even with our ExploreLearning segment up against a very strong comparison from last year. The resilience of our emerging higher-margin business model, along with a lower interest burden, drove net income growth from a year-ago loss, and our historical first quarter Cash Income loss was flat with last year despite an overall Bookings decrease of 10%. Our solutions continue to be recognized for excellence, recently winning 15 awards, and Learning A-Z was again lauded as being one of the best places to work in Arizona. We have begun the year on strong executional footing, making selected investments in growth and building our sales pipeline as we move toward the important back-to-school season.”
Financial Snapshot
For the quarter ended March 31, 2017, the Company reported the following financial results:

	Three Months Ended March 31,
(in millions)	2017	2016	$ Change
GAAP net revenues	$36.0	$33.7	$2.3
GAAP net income	2.5	(0.1)	2.6
Net income margin %	7%	—%
EBITDA	8.7	6.1	2.6
Adjusted EBITDA	9.0	6.4	2.6
Adjusted EBITDA margin %	25%	19%

Bookings	$19.1	$21.3	$(2.2)
Cash income	(10.8)	(10.8)	—
Cash income margin %	(57)%	(51)%

First Quarter 2017 Financial Highlights

•
Generally Accepted Accounting Principles (GAAP) net revenues for the first quarter of 2017 increased by 7% to $36.0 million compared with $33.7 million in 2016. GAAP net revenues by segment for the three months ended March 31, 2017, and the change from the same period of 2016, were as follows:

◦	Learning A-Z® - $18.2 million, increased $2.5 million or 16%

◦	Voyager Sopris Learning® - $11.0 million, decreased $(1.3) million or (11)%

◦	ExploreLearning® - $6.8 million, increased $1.2 million or 21%.

•
Bookings for the first quarter of 2017 decreased by (10)% to $19.1 million compared with $21.3 million in the first quarter of 2016, with strong growth at the Learning A-Z and ExploreLearning segments offset by a decline in the Voyager Sopris Learning segment.

•
Technology-enabled Bookings represented 75% of total first quarter 2017 Bookings compared with 57% of first quarter 2016 Bookings. Technology-enabled Bookings grew 18% compared to the three months ended March 31, 2016.

•
The Company reported a net income of $2.5 million during the first quarter of 2017, increasing $2.6 million compared to net loss of $0.1 million during the first quarter of 2016. Adjusted EBITDA was $9.0 million, increasing $2.6 million from $6.4 million in 2016. The increase in GAAP net revenues drove improvement in both net income and Adjusted EBITDA. Costs for the quarter benefited from careful expense management and the right-sizing actions taken in late 2016 to accelerate Voyager Sopris Learning’s transformation from slower-growing legacy products toward newer and technology-enabled solutions, partially offset by strategic investments into high-return, technology-enabled opportunities through segment-specific development, marketing and sales programs to support full-year and long-term growth.

•
Net interest expense was $1.2 million for the first quarter of 2017, down $0.5 million from the first quarter of 2016 as a result of the scheduled debt amortization payments and voluntary prepayments made during 2016.

•
Cash Income was $(10.8) million, flat compared to Cash Income in the first quarter of 2016. Capital expenditures totaled $4.5 million in the first quarter of 2017 versus $5.0 million in the first quarter of 2016.

•
The Company had cash and cash equivalents of $4.6 million at March 31, 2017. For the three months ended March 31, 2017, cash used in operations was $5.0 million, cash used in investing activities was $4.5 million, and cash provided by financing activities was $9.3 million. At March 31, 2017, the principal amount of term loans outstanding was $74.4 million, the revolving credit facility outstanding was $11.0 million and there was $18.8 million available under the revolving credit facility.

•
The Company’s technology-enabled products continue to receive industry recognition. Cambium Learning Group was recently awarded 14 Best Educational Software (BESSIE) awards from ComputED Gazette, which is more BESSIE awards than any other company. Of the 14 BESSIE awards, Learning A-Z earned eleven. Additionally, ExploreLearning Gizmos® was recognized as the best supplemental resource for science by the Association of American Publishers (AAP)'s 2017 REVERE Awards for education innovation.

First Quarter 2017 Segment Discussion
Net Revenues, Bookings, Net Income, and Cash Income changes by segment for the three months ended March 31, 2017, compared to the same period of 2016 were:

	Q1 - 2017 % Change
	Net Revenues	Bookings	Net Income	Cash Income
Learning A-Z	16%	21%	12%	6%
Voyager Sopris Learning	(11)%	(40)%	1,396%	—%
ExploreLearning	21%	11%	47%	(17)%
Shared Services			2%	6%
Cambium Learning Group, Inc.	7%	(10)%	2,580%	—%
Bookings decreased (10)% for the three months ended March 31, 2017 compared to 2016. By segment:

•	Learning A-Z reported a 21% growth in Bookings for the three months ended March 31, 2017 compared to prior year.

•
Voyager Sopris Learning reported a (40)% Bookings decrease for the three months ended March 31, 2017 versus prior year. Bookings for the segment’s print and transactional solutions declined 48%, which was partially offset by technology-enabled solutions Bookings growth of 10%.

•	ExploreLearning reported an 11% growth in Bookings for the three months ended March 31, 2017 versus prior year.

2017 Outlook
Mr. Campbell concluded, “Our strategy for 2017 remains to invest selectively in products, marketing and sales to: put personalized, adaptive and scalable solutions that work in students’ hands; revolutionize our competitive role in the educational marketplace; and deliver ongoing improvements in our financial results as technology-enabled solutions rise as a percentage of our mix. We continue to expect Bookings growth this year to be driven by strong performances from our two 100% technology subscription businesses, Learning A-Z and ExploreLearning, and a significant slowing of decline at Voyager Sopris Learning as its mix shifts more toward strategic growth products from legacy products. We look for these gains to be reflected in further expansion in our Cash Income, Adjusted EBITDA, and cash flow generation. Our mission is to leverage technology to create solutions that produce results in the classroom and allow every learner to achieve his or her potential. 2017 is off to a solid start.”
The Company expects 2017 company-wide Bookings growth to be in a range from 6% to low double-digit percentage growth, with most of the growth expected in the second half of the year during the Company’s seasonally strong periods. Bookings for Learning A-Z and ExploreLearning are expected to grow at least 15%, and the Company expects Voyager Sopris Learning Bookings to range between flat with 2016 at the top end to single digit percentage declines on the low end. Cambium Learning Group’s business is highly seasonal, with Bookings historically peaking during the third quarter, which represents by far the preponderance of Bookings, revenue, and income each year.
The Company expects 2017 capital expenditures for product development to be roughly consistent with the $17.3 million expended in 2016 and 2017 general capital expenditures to be roughly consistent with the $2.7 million expended in 2016. The Company expects its 2017 Cash Income margin to grow between one and three percentage points compared to 2016, depending on top-line growth. The Company expects its 2017 Adjusted EBITDA margin to be roughly consistent with 2016.
Cambium Learning Group will refine its outlook as the year progresses to the more seasonably significant quarters.

Conference Call
Cambium Learning Group's management team will conduct a conference call at 9 a.m. EDT today (May 4, 2017) to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at www.cambiumlearning.com in the Investor Relations section. In addition, a live dial-in is available at 703.639.1224 or 844.707.0670, passcode #6988407.
A replay will be available at 404.537.3406 or 855.859.2056, passcode #6988407, until May 5, 2017. The webcast will also be archived on the Company’s Investor Relations page.
Cambium Learning Group also announces investor information, including news about its business and financial performance, SEC filings, notices of investor events, investor presentations, and press and earnings releases, on its website in the Investor Relations section.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and Cash Income are not prepared in accordance with GAAP and may be different from similarly named, non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes these non-GAAP measures provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company’s operations from management’s perspective. Adjusted EBITDA and Cash Income remove significant restructuring, non-operational, or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Cash Income to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets. Further, the Cash Income measure directly affects compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Cash Income should not be construed as an indication that our future results will be unaffected by unusual, non-operational, or non-cash items.
About Cambium Learning Group, Inc.
Cambium Learning® Group is a leading educational solutions and services company committed to helping all students reach their full potential. Cambium Learning accomplishes this goal by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company’s award-winning brands include: Learning A-Z® (www.learninga-z.com), ExploreLearning® (www.explorelearning.com), Kurzweil Education® (www.kurzweiledu.com), and Voyager Sopris Learning® (www.voyagersopris.com), which, together, provide breakthrough technology solutions for students and teachers—including best-in-class intervention and supplemental instructional programs; gold-standard professional development; valid and reliable assessments; and products that enable access to learning for all students. Cambium Learning Group, Inc. (NASDAQ: ABCD), is based in Dallas, Texas. For more information, visit www.cambiumlearning.com.

Media and Investor Contact:
Barbara Benson
Cambium Learning Group, Inc.
investorrelations@cambiumlearning.com

LHA
Jody Burfening/Carolyn Capaccio
212.838.3777
ccapaccio@lhai.com

Forward-Looking Statements
Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties, and other factors that may cause the markets, actual results, levels of activity, performance, or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K-12 enrollment and demographic trends, the level of educational funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K and other reports filed with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Net revenues	$35,970	$33,674
Cost of revenues:
Cost of revenues	6,185	7,007
Amortization expense	4,090	3,650
Total cost of revenues	10,275	10,657
Research and development expense	3,098	3,120
Sales and marketing expense	12,910	12,311
General and administrative expense	4,991	5,002
Shipping and handling costs	118	159
Depreciation and amortization expense	681	841
Total costs and expenses	32,073	32,090
Income before interest and income taxes	3,897	1,584
Net interest expense	(1,227)	(1,764)
Income (loss) before income taxes	2,670	(180)
Income tax (expense) benefit	(140)	78
Net income (loss)	$2,530	$(102)
Net income (loss) per common share:
Basic	$0.05	$(0.00)
Diluted	$0.05	$(0.00)
Average number of common shares and equivalents outstanding:
Basic	46,203	45,739
Diluted	47,439	45,739

Cambium Learning Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,608	$4,930
Accounts receivable, net	7,968	13,378
Inventory	2,999	2,864
Restricted assets, current	988	988
Other current assets	9,931	11,235
Total current assets	26,494	33,395
Property, equipment and software at cost	63,683	62,885
Accumulated depreciation and amortization	(40,261)	(39,378)
Property, equipment and software, net	23,422	23,507
Goodwill	47,842	47,842
Acquired curriculum and technology intangibles, net	1,138	1,266
Acquired publishing rights, net	439	585
Other intangible assets, net	2,043	2,150
Pre-publication costs, net	17,621	17,397
Restricted assets, less current portion	2,014	2,278
Other assets	3,298	3,520
Total assets	$124,311	$131,940
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,156	$2,172
Accrued expenses	9,004	11,720
Revolving credit facility	11,000	—
Current portion of long-term debt	7,060	7,350
Deferred revenue, current	66,926	83,318
Total current liabilities	96,146	104,560
Long-term liabilities:
Long-term debt	65,831	67,130
Deferred revenue, less current portion	10,944	11,395
Other liabilities	9,892	10,117
Total long-term liabilities	86,667	88,642
Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at March 31, 2017 and December 31, 2016)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 52,743 and 52,738 shares issued, and 46,211 and 46,206 shares outstanding at March 31, 2017 and December 31, 2016, respectively)	53	53
Capital surplus	287,150	286,943
Accumulated deficit	(331,015)	(333,545)
Treasury stock at cost (6,532 shares at March 31, 2017 and December 31, 2016)	(12,784)	(12,784)
Accumulated other comprehensive loss:
Pension and postretirement plans	(1,906)	(1,929)
Accumulated other comprehensive loss	(1,906)	(1,929)
Total stockholders' equity (deficit)	(58,502)	(61,262)
Total liabilities and stockholders' equity (deficit)	$124,311	$131,940

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Income
(unaudited)

	Three Months Ended March 31,
(in thousands)	2017	2016
Net income (loss)	$2,530	$(102)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	4,771	4,491
Net interest expense	1,227	1,764
Income tax expense (benefit)	140	(78)
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	8,668	6,075
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	127	154
Stock-based compensation and expense	200	208
Adjusted EBITDA	8,995	6,437
Change in deferred revenues	(16,843)	(13,786)
Change in deferred costs	1,563	1,538
Capital expenditures	(4,532)	(4,990)
Cash income	$(10,817)	$(10,801)

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2017
(unaudited)

	Three Months Ended March 31, 2017
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$9,899	$6,337	$2,876	$19,112
Change in deferred revenues	8,285	4,577	3,981	16,843
Other	1	93	(79)	15
Net revenues	$18,185	$11,007	$6,778	$35,970

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2017
(unaudited)

	Three Months Ended March 31, 2017
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income	$8,868	$635	$2,676	$(9,649)	$2,530
Reconciling items between net income and EBITDA:
Depreciation and amortization expense	—	—	—	4,771	4,771
Net interest expense	—	—	—	1,227	1,227
Income tax expense	—	—	—	140	140
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	8,868	635	2,676	(3,511)	8,668
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	127	127
Stock-based compensation and expense	47	70	24	59	200
Adjusted EBITDA	8,915	705	2,700	(3,325)	8,995
Change in deferred revenues	(8,285)	(4,577)	(3,981)	—	(16,843)
Change in deferred costs	615	559	389	—	1,563
Capital expenditures - product development	(1,929)	(1,493)	(760)	—	(4,182)
Capital expenditures - general expenditures	(173)	(70)	(90)	(17)	(350)
Cash income	$(857)	$(4,876)	$(1,742)	$(3,342)	$(10,817)
Deferred Revenue by Segment – 2017
(unaudited)

	March 31, 2017
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred revenue, current	$40,062	$13,386	$13,478	$66,926
Deferred revenue, less current portion	5,217	3,684	2,043	10,944
Deferred revenue	$45,279	$17,070	$15,521	$77,870

Deferred Costs by Segment – 2017
(unaudited)

	March 31, 2017
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Deferred costs, current	$3,660	$2,313	$1,272	$7,245
Deferred costs, less current portion	451	603	193	1,247
Deferred costs	$4,111	$2,916	$1,465	$8,492

Cambium Learning Group, Inc. and Subsidiaries
Reconciliation of Bookings to Net Revenues by Segment – 2016
(unaudited)

	Three Months Ended March 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	ExploreLearning	Consolidated
Bookings	$8,166	$10,553	$2,599	$21,318
Change in deferred revenues	7,650	3,133	3,003	13,786
Other	(88)	(1,350)	8	(1,430)
Net revenues	$15,728	$12,336	$5,610	$33,674

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Cash Income by Segment – 2016
(unaudited)

	Three Months Ended March 31, 2016
(in thousands)	Learning A-Z	Voyager Sopris Learning	Explore Learning	Other	Consolidated
Net income (loss)	$7,925	$(49)	$1,825	$(9,803)	$(102)
Reconciling items between net income (loss) and EBITDA:
Depreciation and amortization expense	—	—	—	4,491	4,491
Net interest expense	—	—	—	1,764	1,764
Income tax benefit	—	—	—	(78)	(78)
Income from operations before interest, income taxes, and depreciation and amortization (EBITDA)	7,925	(49)	1,825	(3,626)	6,075
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Merger, acquisition and disposition activities	—	—	—	154	154
Stock-based compensation and expense	53	67	28	60	208
Adjusted EBITDA	7,978	18	1,853	(3,412)	6,437
Change in deferred revenues	(7,650)	(3,133)	(3,003)	—	(13,786)
Change in deferred costs	853	419	266	—	1,538
Capital expenditures - product development	(1,858)	(2,012)	(543)	—	(4,413)
Capital expenditures - general expenditures	(237)	(147)	(67)	(126)	(577)
Cash income	$(914)	$(4,855)	$(1,494)	$(3,538)	$(10,801)